Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

THE MAINSTAY FUNDS
811-04550
For Period Ended 10/31/17

MainStay Common Stock
Fund
MainStay Convertible Fund
MainStay Emerging
Markets Debt Fund
MainStay Government Fund
MainStay High Yield
Corporate Bond Fund
MainStay Income Builder
Fund
MainStay International
Equity Fund
MainStay Large Cap
Growth Fund
MainStay MAP Equity
Fund
MainStay Money
Market Fund
MainStay Tax Free
Bond Fund
MainStay Unconstrained
Bond Fund
The twelve series of The MainStay Funds are referred to collectively as the Funds


(a)	The date of the meeting and whether it was an
annual or special meeting;
Pursuant to notice, a special meeting of shareholders
(Special Meeting) of the Funds, each a series of The
MainStay Funds (Trust), was held at the offices of New York Life Investment Management, Inc. (New
York Life Investments), 51 Madison Avenue, New
York, New York 10010 on October 23, 2017 at
10:00 a.m.

(b)	If the meeting involved the election of trustees,
state the name of each trustee elected at the
meeting and the names of all other trustees now in
office;
David H. Chow
Yie-Hsin Hung
Susan B. Kerley
Alan R. Latshaw
Peter Meenan
Richard H. Nolan, Jr.
Jacques P. Perold
Richard S. Trutanic
(c)	Describe each matter voted upon at the meeting
and state the number of affirmative votes and the
number of negative votes cast with respect to each
matter;
1.	To elect eight Trustees to the Board of Trustees of
the Trust

The above proposal was discussed in detail in the proxy statement. No other business came before the Special Meeting.

The proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on October 23, 2017 were cast. There were no votes cast in person at the Special Meeting.


Yie-Hsin Hung:
Votes For
Votes
Withheld
Total
2,644,056,263.750
21,799,781.292
2,665,856,045.042

David H. Chow:
Votes For
Votes
Withheld
Total
2,644,576,776.557
21,279,268.485
2,665,856,045.042

Susan B. Kerley:
Votes For
Votes
Withheld
Total
2,645,459,747.343
20,396,297.699
2,665,856,045.042

Alan R. Latshaw:
Votes For
Votes
Withheld
Total
2,644,443,039.401
21,413,005.641
2,665,856,045.042

Peter Meenan:
Votes For
Votes
Withheld
Total
2,640,156,421.578
25,699,623.464
2,665,856,045.042

Richard H. Nolan, Jr.:
Votes For
Votes
Withheld
Total
2,641,415,514.849
24,440,530.193
2,665,856,045.042

Jacques P. Perold:
Votes For
Votes
Withheld
Total
2,645,300,993.731
20,555,051.311
2,665,856,045.042

Richard S. Trutanic:
Votes For
Votes
Withheld
Total
2,641,761,336.311
24,094,708.731
2,665,856,045.042